Exhibit 10(m)

July 29, 1999



Mr. Leonard J. Sokolow
Union Atlantic LC
2458 Provence Court
Weston, Florida 33327

      Re:   Consulting Agreement

Dear Lenny:

     The purpose of this letter is to modify the terms of the Consulting Agreement we entered into as of March 15, 1999, as amended June 1, 1999. Except as set forth herein, all terms of the Consulting Agreement shall remain in full force and effect.

     The fourth paragraph of Section 5 of the Consulting Agreement is hereby amended to provide that the fee payable to Union Atlantic LC in the event that Pro Tech Communications, Inc. completes a transaction with NCT Group, Inc. or one of its affiliates (collectively, the "Buyer") will be two percent (2%) of the outstanding common stock of Pro Tech Communications, Inc. after the NCT Group, Inc. transaction. In order to comply with the preceding sentence, Pro Tech may cause certain members of its management team to assign stock options to UALC, and Pro Tech will provide UALC with the funds to exercise the options. It is further understood that Union Atlantic will have the registration rights with respect to such stock set forth in Addendum "A" to the Consulting Agreement.

     If you agree to the terms set forth in this letter, please sign and date a copy of the letter and return it to the undersigned.

                              Sincerely,


                               /s/ RICHARD HENNESSEY
                                   Richard Hennessey
                                   President

AGREED AND ACCEPTED

UNION ATLANTIC LC

By: /s/ LEONARD J. SOKOLOW            Date: 7/30, 1999
        Leonard J. Sokolow